                            NOBLE AFFILIATES, INC.
                              110 West Broadway
                           Ardmore, Oklahoma 73401

                                 Addendum to
                          NOTICE AND PROXY STATEMENT

                      For Annual Meeting of Stockholders
                         To Be Held on April 27, 1999


        The record date for the annual meeting of stockholders of Noble Affiliates, Inc. is March 15, 1999, rather than March 16, 1999 as stated in the accompanying notice of annual meeting and proxy statement, and the references to the record date in the notice and on page 2 of the proxy statement are hereby corrected accordingly. The number of shares of Common Stock issued and outstanding on the record date, as stated on page 2 of the proxy statement, is correct as of March 15, 1999. Only stockholders of record at the close of business on March 15, 1999 are entitled to notice of and to vote at the meeting.